ILLINOIS CENTRAL RAILROAD COMPANY
                            INCENTIVE 2000 PLAN

                                 Article 1
                    Establishment, Purpose and Duration

          1.1 Establishment of Plan. Illinois Central Railroad Company (the "Company") hereby establishes an incentive compensation plan to be known as the Illinois Central Railroad Company Incentive 2000 Plan (the "Plan") for certain management employees of Illinois Central Railroad Company and its Affiliated Companies (as defined in Section 2.1). The Plan permits the payment of cash awards, subject to the terms and provisions set forth herein.

          1.2 Purpose of Plan. The purpose of the Plan is to focus sharply the attention of management on the goals of the Illinois Central Corporation Plan2000 and to provide incentive compensation based upon attainment of those goals. This incentive will promote creation of stockholder value, reward high performance and assist in the further development and retention of high performing management team.

          1.3 Effective Date and Duration of the Plan. The Plan has been adopted and authorized by the Board of Directors for submission to the stockholders of IC. If the Plan is approved by the affirmative vote of a majority of the shares of the voting stock of IC entitled to be voted by the holders of stock represented at a duly held stockholders' meeting, it shall be deemed to be effective as of the date of approval by the stockholders of IC. The Plan shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at anytime pursuant to Article 6 hereof, until all Awards (as defined in Section 2.2), if any, have been paid in accordance with this Plan.

                                 Article 2

                                Definitions

          Wherever used herein the following terms shall have the meanings hereinafter set forth:

          2.1 Affiliated Company. "Affiliated Company" shall mean a business entity, or predecessor of such entity, if any, which is a member of a controlled group of corporations which includes the Company.

          2.2  Award.  "Award" shall mean the cash
remuneration payable to an Eligible Employee pursuant to the Plan.

          2.3 Beneficial Owner. "Beneficial Owner" shall have the meaning given such term in Rule 13d-3 of the General
Rules and Regulations under the Exchange Act.

          2.4 Board or Board of Directors. "Board" or "Board of Directors" shall mean the Board of Directors of Illinois
Central Corporation.

          2.5 Change in Control. A "Change in Control" of IC shall be deemed to have occurred if:

               (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
          Act) is or becomes the "beneficial owner" (except that a person shall be deemed to be the "beneficial owner" of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule), directly or indirectly, of securities representing
          25% or more of the combined voting power of IC's then outstanding securities; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from IC,(ii) any acquisition by IC or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by IC; or

               (b) at any time during any period of two consecutive years (not including any period prior to January 1, 1996) individuals who at the beginning of such period constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the IC's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

          2.6  Code.     "Code" shall mean the Internal
Revenue Code of 1986, as amended from time to time.

          2.7  Committee.  "Committee" shall mean the
Compensation Committee of the Board of Directors of IC.  The
Committee shall be comprised of two or more members of the Board of Directors. All members of the Committee shall satisfy the "outside" director requirements of Section 162(m).

          2.8 Common Stock. "Common Stock" shall mean shares of common stock of IC, par value $.001 per share.

          2.9  Company.  "Company" shall mean Illinois Central
Railroad Company, a Delaware corporation, or any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

          2.10 Disability.   "Disability" shall mean
"disabled" within the meaning of the Illinois Central Railroad
Company Supplemental Executive Retirement Plan.

          2.11 Effective Date. "Effective Date" shall have the meaning set forth in Section 1.3 hereof.

          2.12 Eligible Employee. "Eligible Employee" shall mean any employee of the Company in Salary Grades A, B, C, D,
E, F, G, 1, 2 and 3.

          2.13 Exchange Act.  "Exchange Act" shall mean the
Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

          2.14 IC.  "IC" shall mean Illinois Central
Corporation, a Delaware corporation, or any successor corporation or other entity resulting from a merger or consolidation into or with IC or a transfer or sale of substantially all of the assets of IC.

          2.15 Incentive Period. "Incentive Period" shall mean the period commencing on the Effective Date and ending on April 30, 2001.

          2.16 Measurement Area. "Measurement Areas" shall mean the areas of IC's performance that are measured for purposes of determining whether Awards may be earned and paid under the Plan, as follows:

               (a)  IC's return on total capital, for the
          year ended December 31, 2000, calculated as follows: (i) IC's net income after giving effect to both Awards earned under the Plan and the financial impact, if any, of the options granted under the Illinois Central Corporation Directors Incentive 2000 Option Plan but before giving effect to special or extraordinary items or changes in accounting rules, plus after-tax interest expense; divided by (ii) the average of IC's total assets less non-interest bearing current liabilities at the beginning and end of such year ("ROTC");

               (b)  IC's primary earnings per share for the
          year ended December 31, 2000, as reported in IC's audited financial statements, after giving effect to both Awards earned under the Plan and the financial impact, if any, of the options granted under the Illinois Central Corporation Directors Incentive 2000 Option Plan but before giving effect to special or extraordinary items or changes in accounting rules ("EPS"); and

               (c)  The highest consecutive average twenty-
          day closing price of the Common Stock for the sixteen-month period ending April 30, 2001, determined concurrently with or after the period when such closing price has been not less than $43 for twenty consecutive days, as such closing prices are reported on the consolidated tape of the New York Stock Exchange ("Stock Price").

          2.17 Retirement.  "Retirement" shall mean either
Normal Retirement or Early Retirement within the meaning of the Illinois Central Railroad Company Supplemental Executive
Retirement Plan.

          2.18 Plan.  "Plan" shall mean the Illinois Central
Railroad Company Incentive 2000 Plan, as set forth herein and as hereinafter amended from time to time.

          2.19 Section 162(m). "Section 162(m)" shall mean the provisions of Code Section 162(m) and the regulations implementing such provisions issued by the Internal Revenue
Service.

                                Article 3

                        Administration of the Plan

          3.1 Appointment of the Committee. The Plan shall be administered by the Committee, subject to the restrictions set forth herein.


          3.2 Authority of the Committee. The Committee shall have all power, discretion and authority necessary to interpret and administer the Plan in a manner which is consistent with the Plan's provisions. The Committee shall determine all questions arising in the administration, interpretation, and application of the Plan, including but not limited to, questions of eligibility and the status and rights of Eligible Employees. The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination and decision made by the Committee shall presumptively be final, conclusive and binding for all purposes and upon all persons.

          3.3 Committee Certification. The Committee shall certify in writing, prior to payment of any Award hereunder to an Eligible Employee, the extent to which the goals for each of the Stock Price, ROTC and EPS Measurement Areas were satisfied.

                                Article 4

                                Eligibility

          4.1 Eligibility. Persons eligible to participate in Plan are Eligible Employees as of the Effective Date and persons who become Eligible Employees after the Effective Date but before January 1, 2000.

                                Article 5

                           Awards Under the Plan

          5.1  Performance Goals for Awards.  Awards earned
by and paid to Eligible Employees shall be determined solely by reference to the extent IC attains the goals relating to each of the Measurement Areas. Subject to the provisions of
Section 5.7, the goals relating to each of the Measurement Areas are as follows: ROTC: 14%; EPS $4; and Stock Price minimum, target and maximum goals, $43, $50 and $60, respectively. The percentage of an Award that may be earned and shall be paid under the Plan relating to each of the Measurement Areas is 70% -- Stock Price; 15% -- ROTC; and 15%
- -- EPS. Whether an Award is earned and paid under the Plan will be first determined by reference to the Stock Price
goals.    If IC's performance fails to attain the minimum
Stock Price goal, no Award shall be earned or paid to Eligible Employees. Accordingly, the percentages of an Award that may be earned under the Plan relating to ROTC and EPS may not be earned unless the minimum Stock Price is attained.

          5.2 Calculation of Awards. ROTC, EPS and Stock Price shall be certified by the Committee. If the Stock Price is less than $43 (as adjusted from time to time in accordance with Section 5.7 hereof), no Awards will be made under the Plan. If the Stock Price is equal to or greater than the minimum goal (as may be adjusted), Awards earned and paid under the Plan shall be calculated as follows:

               (a)  If only the Stock Price minimum, target
          or maximum goal is attained, Eligible Employees shall be entitled to receive 70% of the minimum target or maximum Award set forth in the following table, respectively, for their employment Salary Grade, determined in accordance with Section 5.6. If the Stock Price is between the Stock Price minimum, target and maximum goals, the amount of an Award shall be interpolated between the minimum and target or target and maximum Awards, as the case may be.


     Salary
     Grade   Threshold Award Target Award Maximum Award
       A         $750,000     $3,000,000   $6,000,000
       B         $500,000     $2,000,000   $4,000,000
       C         $437,500     $1,750,000   $3,500,000
       D         $250,000     $1,000,000   $2,000,000
       E         $187,500     $  750,000   $1,500,000
       F         $125,000     $  500,000   $1,000,000
       G         $ 62,500     $  250,000   $  500,000
       1         $ 43,750     $  175,000   $  350,000
       2         $ 37,500     $  150,000   $  300,000
       3         $ 31,250     $  125,000   $  250,000

               (b)  If the ROTC goal is attained, an
          additional 15% of the applicable Award (based upon attainment of the Stock Price goal) as set forth in the table above or interpolated, shall be earned and paid.

               (c)  If the EPS goal is attained, an
          additional 15% of the applicable Award (based upon attainment of the Stock Price goal) as set forth in the table above or interpolated, shall be earned and paid.

In no event shall total Awards under this Plan exceed $30 million at Target or $60 million at Maximum Awards. In the event that total Awards under this Plan exceed such Target or Maximum Awards, actual Awards shall be prorated among Eligible Employees.

          5.3 Payment of Awards. Awards will be paid to Eligible Employees within 90 days following the earliest to occur of a Change in Control or the end of the Incentive Period. Except as otherwise provided in Sections 5.4 and 5.5, Awards will be paid only to Eligible Employees who are employed by the Company or an Affiliated Company on the last day of the Incentive Period.

          5.4 Calculation of Awards in the Event of Death, Disability or Retirement. Awards will be paid to an Eligible Employee whose termination of employment occurs on account of death, Disability or Retirement, in an amount equal to the amount that such Eligible Employee would have received under the terms of the Plan if he had remained employed until the last day of the Incentive Period, but prorated according to the number of full months the Eligible Employee actually worked during the Incentive Period. Such Award will be paid at the same time and in the same manner as other Awards.

          5.5 Calculation of Awards in the Event of a Change in Control. In the event of a Change in Control, Awards will be payable to Eligible Employees who are employed by the Company or an Affiliated Company on the date of the Change in Control at the greater of Target Award or actual Award earned, determined by performance during the prior 12 months, prorated for the number of completed months in the Incentive Period prior to the Change in Control. Awards will be paid to Eligible Employees within 90 days following a Change in Control.

          5.6 Change in Salary Grade; New Hires. An employee who first becomes a Eligible Employee after the Effective Date, shall be entitled to an Award equal to the amount of Award he or she would have received under the terms of the Plan, but pro rated according to the number of full months in which such employee actually was an Eligible Employee during the Incentive Period. The Award of an Eligible Employee whose Salary Grade changes during the Incentive Period shall be calculated according to the number of months worked in each Salary Grade.

          5.7 Adjustment of Performance Goals. In the event that the number of outstanding shares of Common Stock is changed by any stock dividend, stock split or combination of the shares of Common Stock, the EPS goal and the Stock Price minimum, target and maximum goals shall be proportionately adjusted, and in the event of any other change in the capitalization of IC, the Committee shall provide for a proportionate adjustment to such EPS and Stock Price goals.

                                 Article 6

                  Amendment or Termination of the Plan

          6.1  Amendment or Termination.  The Board or
Committee may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of IC to the extent allowed by law; provided, however, that no Plan amendment shall be effective until approved by the stockholders of IC insofar as stockholder approval thereof is required in order for the Plan to continue to satisfy the requirements of Section 162(m).

          The Committee may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

                                 Article 7

                               Miscellaneous

          7.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

          7.2 No Right of Employment. Establishment of the Plan shall not be construed to give any Eligible Employee the right to be retained in the service of the Company for any particular period or to limit the Company's right to discharge an employee for any reason at any time.

          7.3 Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

          7.4 Withholding. The Company may withhold from any Award paid an amount necessary to pay any taxes or other deductions required by law to be withheld.

          7.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not effect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had not been included. This Plan is intended to comply with all applicable requirements of Section 162(m) insofar as participants covered by such section are concerned. To the extent any provision of the Plan does not so comply, the provisions shall, to the extent permitted by law and deemed advisable by the Committee, be deemed null and void with respect to such participants.


7.6 Governing Law. To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Illinois.